Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE NOTE MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION OR SAFE HARBOR THEREFROM.

No. 11-2009	US $1,000,000

CELSIUS HOLDINGS, INC.

6% UNSECURED NOTE

This Note is one of a duly authorized issue US $1,000,000.00 of CELSIUS HOLDINGS, INC., a corporation organized and existing under the laws of the State of Nevada ("Celsius") designated as its 6% Unsecured Note.

       FOR VALUE RECEIVED, Celsius promises to pay to CD Financial, LLC., the registered holder hereof (the "Holder"), the principal sum of One Million United States Dollars (US $1,000,000) together with interest on the unpaid principal sum at the rate of 6 percent per annum from the date hereof stated below as provided herein.  After an Event of Default, interest will accrue on the unpaid principal balance at the then current statutory interest rate provided under Florida law. The principal of this Note and interest are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Note Register of Celsius as designated in writing by the Holder from time to time. Celsius will make payments when due to the registered holder of this Note and addressed to such holder at the last address appearing on the Note Register at such time payment is made.

       This Note is subject to the following additional provisions:

       1.     Celsius shall be entitled to withhold from all payments of principal of this Note, and any interest due on this Note any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

       2.     This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws. In the event of any proposed transfer of this Note, Celsius may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Note in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Note, Celsius and any agent of Celsius may treat the person in whose name this Note is duly registered on Celsius' Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither Celsius nor any such agent shall be affected by notice to the contrary.

       3.     Except as provided by law, no recourse shall be had for the payment of the principal of, or the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of Celsius, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

       4.     The Holder of the Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

       5.     This Note shall be governed by and construed in accordance with the laws of the State of Florida. Each of the parties consents to the jurisdiction of the state and federal courts sitting in Palm Beach County, Florida, and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdiction.

       6.     The following shall constitute an "Event of Default":

(a)	Celsius shall default in the payment of principal on this Note and same shall continue for a period of five (5) days; or
(b)
Any of the representations or warranties made by Celsius herein or other written statements heretofore or hereafter furnished by Celsius in connection with the execution and delivery of this Note or the Agreement pursuant to which this Note has been  issued shall be false or misleading in any material respect at the time made; or

(c)
Celsius shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of this Note or any note issued by Celsius to or agreement entered into between Celsius and Holder and such failure shall continue uncured for a period of ten (10) days after written notice from the Holder of such failure; or

(d)
Celsius shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

(e)
A trustee, liquidator or receiver shall be appointed for Celsius or for a substantial part of its property or business without its consent and shall not be discharged within ninety (90) days after such appointment; or

(f)
Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Celsius and shall not be dismissed within ninety (90) days thereafter; or

(g)
Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Celsius and, if instituted against Celsius, shall not be dismissed within ninety  (90) days after such institution or Celsius shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider the  unpaid principal amount and interest under this Note immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

       7.     This Note shall be paid, together with accrued interest on September 29, 2009.  Notwithstanding the foregoing or any contrary provision, upon 2-days’ prior written notice to the Holder (a “Prepayment Notice”), Celsius shall be permitted to prepay any balance due on the Note, with accrued interest, without prepayment penalty or future interest due.

      8.       No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof. All rights and remedies of the Holder hereunder are cumulative and not exclusive of any rights or remedies otherwise available. Celsius shall bear all costs (including without limitation reasonable legal fees and expenses) incurred by the Holder in enforcing any of Holder’s rights, remedies and privileges hereunder, including collections of amounts due hereunder.

       IN WITNESS WHEREOF, Celsius has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: August 12, 2009

CELSIUS HOLDINGS, INC.
a Nevada Corporation

By:     ____________________________
           Jan Norelid, Chief Financial Officer